EXHIBIT 1.01

Conflict Minerals Report of Helen of Troy Limited
In accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of Helen of Troy Limited (“Helen of Troy”, the “Company”) for calendar year 2020 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

1.    Introduction
Helen of Troy is a leading global consumer products company offering creative solutions for our customers through a diversified portfolio of well-recognized and widely trusted brands. The Company has built leading market positions through new product innovation, product quality and competitive pricing. Helen of Troy was incorporated as Helen of Troy Corporation in Texas in 1968 and reorganized as Helen of Troy Limited in Bermuda in 1994. Helen of Troy has three business segments: Housewares, Health & Home, and Beauty. The Housewares segment provides a broad range of products to help with food preparation, cooking, cleaning, organization, beverage service, and other tasks to ease everyday living for families. Sales for the segment are primarily to retailers, with some direct-to-consumer product distribution. The Health & Home segment provides healthcare and home comfort products. Sales for the segment are primarily to retailers, with some direct-to-consumer product distribution. The Beauty segment provides personal care, beauty care and wellness products including hair styling appliances; grooming tools; decorative haircare accessories; and liquid-, solid- and powder-based personal care products. This segment sells primarily to retailers and beauty supply wholesalers. Helen of Troy purchases its products from unaffiliated manufacturers, most of which are located in China, Mexico and the United States.

Helen of Troy contracts to have products manufactured that may contain gold, tantalum, tin and tungsten (“3TG”). As these materials may be necessary to Helen of Troy’s products, the Company has embarked on a process to trace the origin of these metals to determine whether its sourcing practices support conflict or human rights abuses in the Democratic Republic of Congo (“DRC”) and the surrounding area (the “Covered Countries”). The intent of this Conflict Minerals Report (“CMR”) is to describe this due diligence process.

2.    Product Description

Helen of Troy contracts to have products manufactured that may contain 3TG, such as houseware, health, home, and beauty consumer products. Helen of Troy purchases finished product and is therefore several tiers removed from the mining operations. The Company does not purchase any materials directly from smelters or refiners, so Helen of Troy must rely on its suppliers to provide reliable and accurate information about 3TG.

Helen of Troy’s suppliers were requested to use the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”) to identify gold, tantalum, tin and tungsten smelters or refiners (“SORs”) and associated countries of origin. Verified SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program (“LBMA”), and the Responsible Jewelry Council Chain-of-Custody Certification (“RJC”). Conflict free certification information is current as of May 7, 2021.

3.    Reasonable Country of Origin Inquiry Description

Helen of Troy obtained the aforementioned product information by implementing a Reasonable Country of Origin Inquiry (“RCOI”). Helen of Troy assembled an internal team comprised of representatives from Helen of Troy’s finance, legal and supply chain departments. Helen of Troy engaged Source Intelligence (“SI”), a third party information management service provider, to gather information from suppliers and establish a system of controls and transparency over its supply chain. This is the eighth consecutive year the Company worked with SI. Helen of Troy’s Tier 1 suppliers were engaged by SI to collect information regarding the presence and sourcing of 3TG used in the products supplied to them. Information was collected and stored using an online platform provided by SI.
Supplier Engagement
As in previous years, the RCOI began with an introduction email from Helen of Troy to suppliers describing its conflict minerals reporting requirements. Following that introduction email, a subsequent email was sent to suppliers containing a registration and survey request link to the online data collection platform. In an effort to increase awareness of the Company’s conflict minerals reporting requirements, supporting regulation, and frequently asked questions (FAQs) concerning 3TG mineral tracing, Helen of Troy’s suppliers were given access to an online Supplier Resource Center. The Supplier Resource Center provided educational information to facilitate a deeper understanding of conflict minerals and to inform suppliers as to why information was being requested.

Subsequent engagement followed these steps:
•Following the initial introductions to the program and information request, up to five reminder emails were sent to each non-responsive supplier requesting survey completion.

•Suppliers who remained non-responsive to these email reminders were contacted by telephone and offered assistance. This assistance included, but was not limited to, further information about the Conflict Minerals Compliance Program, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the information could be provided.

•If, after these efforts, a given supplier still did not register with the system or provide the information requested, an escalation process was initiated. The escalation process consisted of direct outreach by Helen of Troy. Specifically, Helen of Troy contacted these suppliers by email to request their participation in the program. Source Intelligence followed up with an email in a timely manner.
Information Requested
Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG SORs and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the online data collection platform or to provide this information in the online survey version. Suppliers were given nine language options to choose from when submitting the CMRT.

Where a supplier was unable to provide a CMRT, Source Intelligence requested information on its suppliers of products or components which may require 3TG for their production or functionality. These Tier 2 suppliers, and subsequent tiers of suppliers as needed, were then engaged following the contact procedures explained above. When contact information was provided, Tier 2 and beyond suppliers were contacted via email or phone in order to build a chain-of-custody back to the 3TG SOR.

Suppliers had the ability to share information at a level with which they are most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Supplier responses were evaluated for plausibility, consistency, and gaps. Additional supplier contacts were conducted as needed. At all times during the above steps, Helen of Troy’s internal team was able to monitor progress 24 hours per day, 7 days per week via access to the Helen of Troy online data collection platform provided by SI.

4.    RCOI Results

Helen of Troy’s RCOI process revealed the following:

•A total of 132 Tier 1 suppliers were identified by Helen of Troy as potentially in-scope for conflict mineral reporting purposes and all were contacted as part of the RCOI process. The survey response rate among these suppliers was 99% or 131 responding suppliers.
•Out of the 131 responding suppliers, 30.5% (40 suppliers) indicated conflict minerals were necessary to the functionality or production of the products they supply to Helen of Troy.
•The 40 suppliers using conflict minerals provided names of 329 verified SORs.
•Of the 329 verified SORs, 241 are currently certified, 18 are actively moving through the certification process, and 70 have unknown status. 280 of the 329 verified SORs had no indication of sourcing from the DRC/Covered Countries.

The following table lists the verified SORs provided by Helen of Troy’s suppliers, along with the certification status of each SOR as of May 7, 2021.

Number	Metal	Official Smelter Name	Conflict-Free Certifications
1	Gold	8853 S.p.A.	RMAP
2	Gold	Abington Reldan Metals, LLC	NA
3	Gold	Advanced Chemical Company	RMAP
4	Gold	African Gold Refinery	NA
5	Gold	Aida Chemical Industries Co., Ltd.	RMAP
6	Gold	Al Etihad Gold Refinery DMCC	RMAP
7	Gold	Alexy Metals	RMAP - Active
8	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	LBMA, RJC, RMAP
9	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA, RMAP
10	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	LBMA, RMAP
11	Gold	Argor-Heraeus S.A.	LBMA, RMAP
12	Gold	Asahi Pretec Corp.	LBMA, RMAP
13	Gold	Asahi Refining Canada Ltd.	LBMA, RMAP
14	Gold	Asahi Refining USA Inc.	LBMA, RMAP
15	Gold	Asaka Riken Co., Ltd.	RMAP
16	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	NA
17	Gold	AU Traders and Refiners	RJC, RMAP
18	Gold	Augmont Enterprises Private Limited	RMAP - Active
19	Gold	Aurubis AG	LBMA, RMAP
20	Gold	Bangalore Refinery	RMAP
21	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, RMAP
22	Gold	Boliden AB	LBMA, RMAP
23	Gold	C. Hafner GmbH + Co. KG	LBMA, RJC, RMAP

Number	Metal	Official Smelter Name	Conflict-Free Certifications
24	Gold	C.I Metales Procesados Industriales SAS	RMAP - Active
25	Gold	Caridad	NA
26	Gold	CCR Refinery - Glencore Canada Corporation	LBMA, RMAP
27	Gold	Cendres + Metaux S.A.	RMAP
28	Gold	CGR Metalloys Pvt Ltd.	NA
29	Gold	Chimet S.p.A.	LBMA, RMAP
30	Gold	Chugai Mining	RMAP
31	Gold	Daye Non-Ferrous Metals Mining Ltd.	LBMA
32	Gold	Degussa Sonne / Mond Goldhandel GmbH	NA
33	Gold	Dijllah Gold Refinery FZC	NA
34	Gold	DODUCO Contacts and Refining GmbH	RMAP
35	Gold	Dowa	RMAP
36	Gold	DS PRETECH Co., Ltd.	RMAP
37	Gold	DSC (Do Sung Corporation)	RMAP
38	Gold	Eco-System Recycling Co., Ltd. East Plant	RMAP
39	Gold	Eco-System Recycling Co., Ltd. North Plant	RMAP
40	Gold	Eco-System Recycling Co., Ltd. West Plant	RMAP
41	Gold	Emerald Jewel Industry India Limited (Unit 1)	NA
42	Gold	Emerald Jewel Industry India Limited (Unit 2)	NA
43	Gold	Emerald Jewel Industry India Limited (Unit 3)	NA
44	Gold	Emerald Jewel Industry India Limited (Unit 4)	NA
45	Gold	Emirates Gold DMCC	RMAP
46	Gold	Fidelity Printers and Refiners Ltd.	NA
47	Gold	Fujairah Gold FZC	NA
48	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	NA
49	Gold	Geib Refining Corporation	RMAP
50	Gold	Gold Coast Refinery	NA
51	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	LBMA, RMAP
52	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	LBMA
53	Gold	Guangdong Jinding Gold Limited	NA
54	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	NA
55	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	NA
56	Gold	Heimerle + Meule GmbH	LBMA, RMAP
57	Gold	Heraeus Metals Hong Kong Ltd.	LBMA, RJC, RMAP
58	Gold	Heraeus Precious Metals GmbH & Co. KG	RMAP - Active
59	Gold	Hunan Chenzhou Mining Co., Ltd.	NA
60	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	NA
61	Gold	HwaSeong CJ CO., LTD.	NA
62	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	LBMA, RMAP
63	Gold	International Precious Metal Refiners	RMAP - Active
64	Gold	Ishifuku Metal Industry Co., Ltd.	LBMA, RMAP
65	Gold	Istanbul Gold Refinery	LBMA, RMAP
66	Gold	Italpreziosi	RJC, RMAP
67	Gold	JALAN & Company	NA

Number	Metal	Official Smelter Name	Conflict-Free Certifications
68	Gold	Japan Mint	LBMA, RMAP
69	Gold	Jiangxi Copper Co., Ltd.	LBMA, RMAP
70	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	NA
71	Gold	JSC Uralelectromed	LBMA, RMAP
72	Gold	JX Nippon Mining & Metals Co., Ltd.	LBMA, RMAP
73	Gold	K.A. Rasmussen	NA
74	Gold	Kaloti Precious Metals	NA
75	Gold	Kazakhmys Smelting LLC	NA
76	Gold	Kazzinc	LBMA, RMAP
77	Gold	Kennecott Utah Copper LLC	LBMA, RMAP
78	Gold	KGHM Polska Miedz Spolka Akcyjna	RMAP
79	Gold	Kojima Chemicals Co., Ltd.	RMAP
80	Gold	Korea Zinc Co., Ltd.	RMAP
81	Gold	Kundan Care Products Ltd.	NA
82	Gold	Kyrgyzaltyn JSC	LBMA, RMAP
83	Gold	Kyshtym Copper-Electrolytic Plant ZAO	NA
84	Gold	L'azurde Company For Jewelry	NA
85	Gold	L'Orfebre S.A.	RMAP
86	Gold	Lingbao Gold Co., Ltd.	NA
87	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	NA
88	Gold	LS-NIKKO Copper Inc.	LBMA, RMAP
89	Gold	LT Metal Ltd.	RMAP
90	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	NA
91	Gold	Marsam Metals	RMAP
92	Gold	Materion	RMAP
93	Gold	Matsuda Sangyo Co., Ltd.	LBMA, RMAP
94	Gold	MD Overseas	NA
95	Gold	Metal Concentrators SA (Pty) Ltd.	RMAP
96	Gold	Metallix Refining Inc.	RMAP - Active
97	Gold	Metalor Technologies (Hong Kong) Ltd.	LBMA, RJC, RMAP
98	Gold	Metalor Technologies (Singapore) Pte., Ltd.	LBMA, RJC, RMAP
99	Gold	Metalor Technologies (Suzhou) Ltd.	RJC, RMAP
100	Gold	Metalor Technologies S.A.	LBMA, RJC, RMAP
101	Gold	Metalor USA Refining Corporation	LBMA, RJC, RMAP
102	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	LBMA, RMAP
103	Gold	Mitsubishi Materials Corporation	LBMA, RMAP
104	Gold	Mitsui Mining and Smelting Co., Ltd.	LBMA, RMAP
105	Gold	MMTC-PAMP India Pvt., Ltd.	LBMA, RMAP
106	Gold	Modeltech Sdn Bhd	NA
107	Gold	Morris and Watson	NA
108	Gold	Moscow Special Alloys Processing Plant	LBMA, RMAP
109	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	LBMA, RMAP
110	Gold	Navoi Mining and Metallurgical Combinat	RMAP
111	Gold	NH Recytech Company	NA
112	Gold	Nihon Material Co., Ltd.	LBMA, RMAP

Number	Metal	Official Smelter Name	Conflict-Free Certifications
113	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	RJC, RMAP
114	Gold	Ohura Precious Metal Industry Co., Ltd.	RMAP
115	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	LBMA, RMAP
116	Gold	OJSC Novosibirsk Refinery	LBMA, RMAP
117	Gold	PAMP S.A.	LBMA, RMAP
118	Gold	Pease & Curren	NA
119	Gold	Penglai Penggang Gold Industry Co., Ltd.	NA
120	Gold	Planta Recuperadora de Metales SpA	RMAP
121	Gold	Prioksky Plant of Non-Ferrous Metals	LBMA, RMAP
122	Gold	PT Aneka Tambang (Persero) Tbk	LBMA, RMAP
123	Gold	PX Precinox S.A.	LBMA, RMAP
124	Gold	QG Refining, LLC	NA
125	Gold	Rand Refinery (Pty) Ltd.	LBMA, RMAP
126	Gold	Refinery of Seemine Gold Co., Ltd.	NA
127	Gold	REMONDIS PMR B.V.	RMAP
128	Gold	Royal Canadian Mint	LBMA, RMAP
129	Gold	SAAMP	RJC, RMAP
130	Gold	Sabin Metal Corp.	NA
131	Gold	Safimet S.p.A	RMAP
132	Gold	SAFINA A.S.	RMAP
133	Gold	Sai Refinery	NA
134	Gold	Samduck Precious Metals	RMAP
135	Gold	SAMWON METALS Corp.	NA
136	Gold	Sancus ZFS (L’Orfebre, SA)	NA
137	Gold	SAXONIA Edelmetalle GmbH	RMAP
138	Gold	Sellem Industries Ltd.	NA
139	Gold	SEMPSA Joyeria Plateria S.A.	LBMA, RMAP
140	Gold	Shandong Humon Smelting Co., Ltd.	NA
141	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	NA
142	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, RMAP
143	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	NA
144	Gold	Shirpur Gold Refinery Ltd.	NA
145	Gold	Sichuan Tianze Precious Metals Co., Ltd.	LBMA, RMAP
146	Gold	Singway Technology Co., Ltd.	RMAP
147	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	LBMA, RMAP
148	Gold	Solar Applied Materials Technology Corp.	LBMA, RMAP
149	Gold	Sovereign Metals	NA
150	Gold	State Research Institute Center for Physical Sciences and Technology	NA
151	Gold	Sudan Gold Refinery	NA
152	Gold	Sumitomo Metal Mining Co., Ltd.	LBMA, RMAP
153	Gold	SungEel HiMetal Co., Ltd.	RMAP
154	Gold	T.C.A S.p.A	LBMA, RMAP
155	Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, RMAP

Number	Metal	Official Smelter Name	Conflict-Free Certifications
156	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	LBMA, RMAP
157	Gold	Tokuriki Honten Co., Ltd.	LBMA, RMAP
158	Gold	Tongling Nonferrous Metals Group Co., Ltd.	NA
159	Gold	Tony Goetz NV	NA
160	Gold	TOO Tau-Ken-Altyn	RMAP
161	Gold	Torecom	RMAP
162	Gold	Umicore Brasil Ltda.	NA
163	Gold	Umicore Precious Metals Thailand	RJC, RMAP
164	Gold	Umicore S.A. Business Unit Precious Metals Refining	LBMA, RMAP
165	Gold	United Precious Metal Refining, Inc.	RMAP
166	Gold	Valcambi S.A.	LBMA, RJC, RMAP
167	Gold	Western Australian Mint (T/a The Perth Mint)	LBMA, RMAP
168	Gold	WIELAND Edelmetalle GmbH	RMAP
169	Gold	Yamakin Co., Ltd.	RMAP
170	Gold	Yokohama Metal Co., Ltd.	RMAP
171	Gold	Yunnan Copper Industry Co., Ltd.	NA
172	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, RMAP
173	Tantalum	Asaka Riken Co., Ltd.	RMAP
174	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	RMAP
175	Tantalum	D Block Metals, LLC	RMAP
176	Tantalum	Exotech Inc.	RMAP
177	Tantalum	F&X Electro-Materials Ltd.	RMAP
178	Tantalum	FIR Metals & Resource Ltd.	RMAP
179	Tantalum	Global Advanced Metals Aizu	RMAP
180	Tantalum	Global Advanced Metals Boyertown	RMAP
181	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	RMAP
182	Tantalum	H.C. Starck Hermsdorf GmbH	RMAP
183	Tantalum	H.C. Starck Inc.	RMAP
184	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	RMAP
185	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	RMAP
186	Tantalum	Jiangxi Tuohong New Raw Material	RMAP
187	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	RMAP
188	Tantalum	Jiujiang Tanbre Co., Ltd.	RMAP
189	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	RMAP
190	Tantalum	KEMET Blue Metals	RMAP
191	Tantalum	LSM Brasil S.A.	RMAP
192	Tantalum	Meta Materials	RMAP
193	Tantalum	Metallurgical Products India Pvt., Ltd.	RMAP
194	Tantalum	Mineracao Taboca S.A.	RMAP
195	Tantalum	Mitsui Mining and Smelting Co., Ltd.	RMAP
196	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	RMAP
197	Tantalum	NPM Silmet AS	RMAP
198	Tantalum	QuantumClean	RMAP
199	Tantalum	Resind Industria e Comercio Ltda.	RMAP
200	Tantalum	Solikamsk Magnesium Works OAO	RMAP

Number	Metal	Official Smelter Name	Conflict-Free Certifications
201	Tantalum	Taki Chemical Co., Ltd.	RMAP
202	Tantalum	TANIOBIS Co., Ltd.	RMAP
203	Tantalum	TANIOBIS GmbH	RMAP
204	Tantalum	TANIOBIS Japan Co., Ltd.	RMAP
205	Tantalum	TANIOBIS Smelting GmbH & Co. KG	RMAP
206	Tantalum	Telex Metals	RMAP
207	Tantalum	Ulba Metallurgical Plant JSC	RMAP
208	Tantalum	XinXing Haorong Electronic Material Co., Ltd.	RMAP
209	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	RMAP
210	Tin	Alpha	RMAP
211	Tin	An Vinh Joint Stock Mineral Processing Company	NA
212	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	RMAP
213	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	RMAP
214	Tin	China Tin Group Co., Ltd.	RMAP
215	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	RMAP - Active
216	Tin	CRM Synergies	RMAP - Active
217	Tin	CV Venus Inti Perkasa	RMAP - Active
218	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	NA
219	Tin	Dowa	RMAP
220	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	NA
221	Tin	EM Vinto	RMAP
222	Tin	Estanho de Rondonia S.A.	RMAP - Active
223	Tin	Fenix Metals	RMAP
224	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	NA
225	Tin	Gejiu Kai Meng Industry and Trade LLC	RMAP
226	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	RMAP
227	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	RMAP
228	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	RMAP
229	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	RMAP
230	Tin	HuiChang Hill Tin Industry Co., Ltd.	RMAP
231	Tin	Huichang Jinshunda Tin Co., Ltd.	RMAP
232	Tin	Jiangxi New Nanshan Technology Ltd.	RMAP
233	Tin	Luna Smelter, Ltd.	RMAP
234	Tin	Ma'anshan Weitai Tin Co., Ltd.	RMAP
235	Tin	Magnu's Minerais Metais e Ligas Ltda.	RMAP
236	Tin	Malaysia Smelting Corporation (MSC)	RMAP
237	Tin	Melt Metais e Ligas S.A.	RMAP
238	Tin	Metallic Resources, Inc.	RMAP
239	Tin	Metallo Belgium N.V.	RMAP
240	Tin	Metallo Spain S.L.U.	RMAP
241	Tin	Mineracao Taboca S.A.	RMAP
242	Tin	Minsur	RMAP
243	Tin	Mitsubishi Materials Corporation	RMAP
244	Tin	Modeltech Sdn Bhd	NA

Number	Metal	Official Smelter Name	Conflict-Free Certifications
245	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	NA
246	Tin	Novosibirsk Processing Plant Ltd.	RMAP - Active
247	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	RMAP
248	Tin	O.M. Manufacturing Philippines, Inc.	RMAP
249	Tin	Operaciones Metalurgicas S.A.	RMAP
250	Tin	Pongpipat Company Limited	NA
251	Tin	Precious Minerals and Smelting Limited	NA
252	Tin	PT Artha Cipta Langgeng	RMAP
253	Tin	PT ATD Makmur Mandiri Jaya	RMAP
254	Tin	PT Babel Surya Alam Lestari	RMAP
255	Tin	PT Bangka Serumpun	RMAP
256	Tin	PT Menara Cipta Mulia	RMAP
257	Tin	PT Mitra Stania Prima	RMAP
258	Tin	PT Mitra Sukses Globalindo	NA
259	Tin	PT Prima Timah Utama	RMAP
260	Tin	PT Rajawali Rimba Perkasa	RMAP
261	Tin	PT Rajehan Ariq	RMAP
262	Tin	PT Refined Bangka Tin	RMAP
263	Tin	PT Stanindo Inti Perkasa	RMAP
264	Tin	PT Timah Nusantara	RMAP - Active
265	Tin	PT Timah Tbk Kundur	RMAP
266	Tin	PT Timah Tbk Mentok	RMAP
267	Tin	Resind Industria e Comercio Ltda.	RMAP
268	Tin	Rui Da Hung	RMAP
269	Tin	Soft Metais Ltda.	RMAP
270	Tin	Super Ligas	RMAP - Active
271	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	RMAP
272	Tin	Thaisarco	RMAP
273	Tin	Tin Technology & Refining	RMAP
274	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	NA
275	Tin	White Solder Metalurgia e Mineracao Ltda.	RMAP
276	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	RMAP
277	Tin	Yunnan Tin Company Limited	RMAP
278	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	RMAP
279	Tungsten	A.L.M.T. TUNGSTEN Corp.	RMAP
280	Tungsten	ACL Metais Eireli	RMAP
281	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	RMAP - Active
282	Tungsten	Artek LLC	RMAP - Active
283	Tungsten	Asia Tungsten Products Vietnam Ltd.	RMAP
284	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	RMAP
285	Tungsten	China Molybdenum Co., Ltd.	RMAP
286	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	RMAP
287	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	NA
288	Tungsten	Cronimet Brasil Ltda	RMAP - Active
289	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	RMAP

Number	Metal	Official Smelter Name	Conflict-Free Certifications
290	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	NA
291	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	RMAP
292	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	RMAP
293	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	RMAP
294	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	RMAP
295	Tungsten	GEM Co., Ltd.	NA
296	Tungsten	Global Tungsten & Powders Corp.	RMAP
297	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	RMAP
298	Tungsten	H.C. Starck Tungsten GmbH	RMAP
299	Tungsten	Hunan Chenzhou Mining Co., Ltd.	RMAP
300	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	RMAP
301	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	RMAP
302	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	RMAP
303	Tungsten	Hydrometallurg, JSC	RMAP
304	Tungsten	Japan New Metals Co., Ltd.	RMAP
305	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	RMAP
306	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	RMAP
307	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	NA
308	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	RMAP
309	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	RMAP
310	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	RMAP
311	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RMAP - Active
312	Tungsten	Kennametal Fallon	RMAP
313	Tungsten	Kennametal Huntsville	RMAP
314	Tungsten	KGETS CO., LTD.	RMAP
315	Tungsten	Lianyou Metals Co., Ltd.	RMAP
316	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	RMAP
317	Tungsten	Masan Tungsten Chemical LLC (MTC)	RMAP
318	Tungsten	Moliren Ltd.	RMAP
319	Tungsten	Niagara Refining LLC	RMAP
320	Tungsten	NPP Tyazhmetprom LLC	RMAP - Active
321	Tungsten	Philippine Chuangxin Industrial Co., Inc.	RMAP
322	Tungsten	TANIOBIS Smelting GmbH & Co. KG	RMAP
323	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	RMAP
324	Tungsten	Unecha Refractory Metals Plant	RMAP
325	Tungsten	Wolfram Bergbau und Hutten AG	RMAP
326	Tungsten	Woltech Korea Co., Ltd.	RMAP
327	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	RMAP
328	Tungsten	Xiamen Tungsten Co., Ltd.	RMAP
329	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	RMAP

Certification Status:

1.Responsible Minerals Assurance Process (RMAP)
•RMAP: The smelter has an active certification or is in the process of renewing their certification.
•RMAP -Active: The smelter is actively moving through the certification process.

2.Responsible Gold Certificate: London Bullion Market Association (LBMA)
•LBMA: The smelter has obtained a Responsible Gold Certification.

3.Chain of Custody Certificate: Responsible Jewelry Council (RJC)
•RJC: The smelter has obtained a Chain-of-Custody Certification.

Countries of origin for these SORs are believed to include:

Country
Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo (Brazzaville)
Czech Republic
Djibouti
DRC- Congo (Kinshasa)
Ecuador
Egypt
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana

Country
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast
Japan
Jersey
Kazakhstan
Kenya
Korea, Republic of
Kyrgyzstan
Laos
Luxembourg
Madagascar
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Suriname
Sweden

Country
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States
Uzbekistan
Viet Nam
Zambia
Zimbabwe

5.    Due Diligence Process

Helen of Troy’s due diligence process was designed to conform to the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements1. It is important to note that the OECD Guidance was written for both upstream2 and downstream3 companies in the supply chain. As Helen of Troy is a downstream company in the supply chain, due diligence practices were tailored accordingly.

•Step 1- Establish strong company management systems
Helen of Troy’s conflict minerals policy is publicly available at www.helenoftroy.com. The Company utilizes an internal team comprised of representatives from the finance, legal and supply chain departments to communicate and manage compliance initiatives. Team members work with the suppliers on a continual basis to maintain an open dialog and transparency in the procurement process. Findings are reported to senior management, as well as to the internal audit department. The Company’s internal team efforts are supplemented with a third-party service provider’s extensive knowledge and experience, as well as training seminars on conflict minerals.

1 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.
2 Upstream companies refer to those between the mine and SORs. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.
3 Downstream companies refer to those entities between the SORs and the retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers and retailers.

•Step 2- Identify and assess risk in the supply chain
The Company continues to refine its list of product categories and suppliers that may fall within the scope of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Expectations with regard to supplier performance, transparency and sourcing are clearly communicated through supplier training. Quality assessments with suppliers are being expanded to encompass compliance initiatives. Suppliers are being encouraged to implement conflict mineral policies with their vendors.

•Step 3- Design and implement a strategy to respond to identified risks
Helen of Troy continues to make improvements on risk management. As RCOI are conducted and additional information becomes available regarding components and materials being used in the Company’s products, potential risks can be tracked and mitigated. The online platform maintained by SI allows Helen of Troy to access and analyze supplier responses as well as SOR information. Any suppliers found to be sourcing from SORs that support conflict in the DRC region will be required to explore alternative sources.

•Step 4- Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
As part of Helen of Troy’s due diligence, and in conjunction with SI, the Company relies upon the following internationally accepted audit standards to determine which SORs are considered DRC Conflict Free: RMAP, LBMA and RJC. If the SOR is not certified by these internationally-recognized certifying entities, attempts are made to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes to track the chain-of-custody on the source of the SOR’s mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices.

•Step 5- Report on supply chain due diligence
Helen of Troy reports annually on supply chain due diligence through the Form SD and this CMR filed with the Securities and Exchange Commission. The Form SD is publicly available at www.helenoftroy.com.

6.    Steps to Improve Due Diligence

Helen of Troy will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures:

•Continue to assess the presence of 3TG in its supply chain
•Clearly communicate expectations with regard to supplier performance, transparency and sourcing
•Increase the response rate for the RCOI process
•Continue to compare RCOI results to information collected via independent conflict free smelter validation programs

7.    Product Determination

Based on its RCOI process, Helen of Troy is unable to determine whether or not various components/materials, which contribute to products sold by its business segments, are DRC conflict free.

8.    Independent Private Sector Audit

Based on Helen of Troy’s declaration, a private sector audit is not required.